                                                                    EXHIBIT 11



                            OVERLAND DATA, INC.
                      COMPUTATION OF PER SHARE EARNINGS

                                                           Three Months Ended            Nine Months Ended
                                                                March 31,                      March 31,
                                                       --------------------------  --------------------------
                                                          1998           1997           1998           1997
                                                       ----------     -----------  ------------  ------------
 BASIC EPS COMPUTATION
 Net income ......................................     $  501,000     $  797,000   $  1,467,000  $  2,165,000
                                                       ----------     -----------  ------------  ------------
                                                       ----------     -----------  ------------  ------------
 Weighted average number of shares of
 common stock outstanding.........................     10,542,000      7,457,000     10,512,000     5,927,000
                                                       ----------     -----------  ------------  ------------

 Total............................................     10,542,000      7,457,000     10,512,000     5,927,000
                                                       ----------     -----------  ------------  ------------
                                                       ----------     -----------  ------------  ------------

 Basic earnings per share.........................        $  0.05        $  0.11        $  0.14       $  0.37
                                                       ----------     -----------  ------------  ------------
                                                       ----------     -----------  ------------  ------------

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
                                                           Three Months Ended            Nine Months Ended
                                                                March 31,                      March 31,
                                                       --------------------------  --------------------------
                                                          1998           1997           1998           1997
                                                       ----------     -----------  ------------  ------------

 DILUTED EPS COMPUTATION
 Net income .....................................      $  501,000     $  797,000   $  1,467,000  $  2,165,000
                                                       ----------     -----------  ------------  ------------
                                                       ----------     -----------  ------------  ------------

 Weighted average number of shares of
 common stock outstanding........................      10,542,000      7,457,000     10,512,000     5,927,000

 Weighted average number of shares of
 preferred stock outstanding.....................               -      1,247,000              -     1,972,000

 Common stock equivalents from the
 issuance of options and the employee
 stock purchase plan using
 the treasury stock method.......................         448,000        655,000        475,000       616,000

 Cheap stock adjustment..........................               -              -              -       131,000
                                                       ----------     -----------  ------------  ------------
 Total...........................................      10,990,000      9,359,000     10,987,000     8,646,000
                                                       ----------     -----------  ------------  ------------
                                                       ----------     -----------  ------------  ------------
 Diluted earnings per share......................         $  0.05        $  0.09        $  0.13       $  0.25
                                                       ----------     -----------  ------------  ------------
                                                       ----------     -----------  ------------  ------------
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